UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/16/2015

Servotronics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-07109

Delaware	16-0837866
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2015, the Board of Directors (the "Board") of Servotronics, Inc. (the "Company") appointed Commander Rigel D. Pirrone, USN to serve as a director of the Company. CDR Pirrone will serve as an independent director and as a member of the Audit Committee .

CDR Pirrone is a senior United States Naval Officer and Aviator with nearly 15 years of diverse leadership experience in departmental, budget, project and logistical management. He has been Executive Officer overseeing all administrative and operational matters related to a Naval Aviation squadron since April 2014 and is slated to assume Commanding Officer role in 2015.

There are no arrangements or understandings between CDR Pirrone and any other persons pursuant to which CDR Pirrone was appointed a director of the Company. There are no transactions in which CDR Pirrone has an interest requiring disclosure under Item 404(a) of Regulation S-K.

CDR Pirrone will receive compensation for his service on the Board of Directors in accordance with the Company's Compensation Program for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: January 23, 2015	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer